COMMON STOCK

NUMBER

C

PAR VALUE $.01

LTC PROPERTIES, INC.

COMMON STOCK

SHARES

PAR VALUE $.01

LTC Properties, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

...FICATE IS TRANSFERABLE
...N NEW YORK, NY

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 502175 10 2

...ertifies that

SPECIMEN

...record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

...roperties, Inc. transferable on the share register of the Corporation by the holder hereof in person or by duly authorized attorney upon ... of this certificate properly endorsed.

...rtificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

... the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

...ED AND REGISTERED:
...ICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY)
TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

LTC PROPERTIES, INC. CORPORATE SEAL LTC 1992 MARYLAND

Wendy Simpson

CEO AND PRESIDENT

TREASURER

LTC PROPERTIES, INC. RESTRICTIONS ON TRANSFER; REDEEMABLE SHARES; AUTHORITY TO ISSUE STOCK OF MORE THAN ONE CLASS The Charter of the Corporation authorizes the Board of Directors to refuse to permit the transfer of any stock of the Corporation to any proposed transferee if such proposed transfer may in the opinion of the Board jeopardize the qualification of the Corporation as a real estate investment trust ("REIT") as defined in the federal Internal Revenue Code; the Charter provides that all contracts for the sale or other transfer of stock shall be subject to this provision. The Charter also provides that shares actually or constructively owned by any person in excess of a "Limit" are automatically converted into "Excess Shares." Excess Shares are redeemable by the Corporation and subject to other restrictions and limitations set forth in the Charter. The Charter authorizes the Corporation to issue stock of more than one class; the Board of Directors has authority to issue Preferred Stock in such one or more series consisting of such numbers of shares and having such preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption as the Board may determine, and the Board of Directors also has authority to classify or reclassify any unissued stock from time to time. The Corporation will furnish a full statement of the provisions of the Charter with respect to restrictions on transfer, the "Limit" and other provisions relative to "Excess Shares," and information as to the respective classes and series of stock, to any stockholder on request and without charge. ••:•• The following abbreviations, when used in the inscription on the face of this certificate, shall be corT ;d as though tr\;9jere written" ••:• •.....• ..•.••.. :..•... out in full according to applicable laws or regulations: . . . . TEN COM TEN ENT JTTEN - - as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT-------Custodian ····· (Gust) • • ••(Minor) r Uniforr'l'l i.fts to Minors A.c;••• . ..... unde . . ... :··:· .... ... (State) . . ... .... ... ..... Additional abbreviations may also be used though not in the abOliB' list. PLEASE INSERT SOCIAL SECURilY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) -------------------------------------------------- -------------JCJ 4 ctfY d. Ct:z/!&?a/ dhcAf :N'/M<&c?zted' Pfo/<C#?'Ca'd'c&:/zdt2aAt/ o/YML&/zt!' d. cd/z. C?</Fa?O, tZ/tt/ --------------------------------------------------------M h. 6a;, d.Jav/dt0cAf &:/c d£pd. u£e/c 7-ta> ?-td /U'?'tZU.b-/c £t:."&d p t:?-£t:."C:?<-ad/a?fR2b?z. z/c d ? > ?zrdcd. d-a( _ ..... ... ..... NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND oWlTHE NAME AS WRmEN UPON THE FACE OF 11iE CellTIFICATE IN EVif'IY P TICULAR, WITHOUT ALTERATION OR ENLARG 'tJR ANY CHANGE Wloi!ITEVER. .. ···:· Signature(s) Guaranteed: :... ·..·.·.·.· .. .... ... . ..... ... . ... THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR IN<::TITIITinN IRANI<!': <::Tnr.KRROI<ERS SAVINGS AND LOAN ASSOCIATIONS